Exhibit 99.01

SmartMetric And Protec Secure Card Have Entered Into An Agreement Appointing Protec Secure Card As SmartMetric’s Representative And National Distributor For The Fingerprint Activated Biometric Credit And Security Card

NEW YORK, Dec. 26, 2017 (GLOBE NEWSWIRE) -- SmartMetric, Inc. (OTCQB:SMME) – SmartMetric, the developer of the biometric credit card and Cyber/Access/Identity multi-function security card, is pleased to announce that it has entered into an agreement with Protec Secure Card(“PSC”) headquartered in New Jersey. The agreement appoints PSC as the National Distributor for SmartMetric’s Biometric Security Cards within the USA.

SmartMetric has created a miniature biometric fingerprint scanner that fits inside credit cards and security cards providing high level biometric security for chip based credit cards, enterprise and government cyber security and access control cards. The intellectual property of the SmartMetric biometric card is protected by five (5) recently “issued” patents.

PSC is an established Visa, MasterCard and Discover certified credit card manufacturer that specializes in advanced high-quality credit card production for card issuing Banks in the United States along with Central and Latin America. The company is a leader using the most updated equipment and technologies in their secure production facility.

For more information concerning the new biometric secured credit and security card from PSC please contact Tracey Breckenridge at traceyb@protecsecurecard.com

SmartMetric biometric card with an in-side-the-card fully functioning fingerprint reader

Safe Harbor Statement: Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Also such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, if we are unable to access the capital necessary to fund current operations or implement our plans for growth; changes in the competitive environment in our industry and the markets where we operate; our ability to access the capital markets; and other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contact Information

SmartMetric, Inc.
Head Office
+1.702.990.3687 (West Coast Time)
info@smartmetric.com

www.smartmetric.com

Protec Secure Card, LLC

80 Corbett Way

Eatontown, NJ 07724

1-732-542-0700

www.protecsecurecard.com